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                                                                   EXHIBIT 10.27

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED MATERIALS ARE INDICATED BY THE FOLLOWING NOTATION: [OMITTED MATERIAL]


                     MANUFACTURER'S EXCLUSIVE REPRESENTATIVE
                                    AGREEMENT


This Agreement made and entered into this 31st day of July 2001, by and between Eagle Test Systems. Inc. of 620 S. Butterfield Rd., Mundelein, Illinois, U.S.A. (hereafter ETS) principle/manufacturer, and Representative, Cogent International Inc. of 115 Broadway 15th FL, New York, New York, 10006 (hereafter Representative). In consideration of the mutual covenants contained herein, the parties agree as follows:


                                   DEFINITIONS

a) Products shall mean any hardware products directly manufactured and/or incorporated into products by ETS.

b) Software shall mean all computer software, software code, embedded software, or software enabled techniques generated by ETS.

c) Third Party Software shall mean any software products incorporated into ETS products by ETS, but developed and licensed by someone other than ETS.

d) Documentation means all documents that describe ETS' manufacturing process or methods, general functional capabilities, limitations, and operating-requirements of either Hardware or Software.

e) Updates shall mean the updates, modifications, improvements, and enhancements of the Software.

f) Spare Parts means hardware normally sold separately as line items per published price list, or modules, fuses, or relays as would be found in an ETS spares kit.


                            EXCLUSIVE REPRESENTATIVE

ETS hereby appoints Cogent International Inc. as exclusive representative in the territory known as China, including Hong Kong Island, for ETS products.


                                RESPONSIBILITIES

                              ETS RESPONSIBILITIES



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(i) ETS agrees to make every reasonable effort to manufacture quantities of the
Products sufficient to meet the sale requirements of representative.

(ii) ETS agrees to provide a Product Price List to Representative upon its request. ETS will furnish representative written notice of any price changes made by ETS, at least thirty (30) days prior to said changes.

(iii) All items currently manufactured by ETS may be subject to change at ETS' sole discretion. Representative shall be entitled to receive written notice of any changes in the standard product offering at least forty-five (45) days prior to ETS' termination of manufacturing of said product affected by such change.

(iv) ETS agrees to supply Software by appropriate media, such as magnetic tape or Compact Disk, and ETS product user's manuals and Documentation thereof upon acceptance of the order from representative.

(v) ETS agrees to make Representative aware of any product updates as they are made available by ETS for sale to customers.

(vi) ETS agrees to provide reasonable amounts of technical assistance to representative in a manner deemed appropriate and confirmed by written agreement by both parties.

(vii) ETS shall make spare parts of the Products available to representative for a period of one year from the last date of shipment of such model at then current prices, notwithstanding termination of this agreement. Generally, it is ETS' policy to provide to Customers (non-representatives) availability of spare parts for a period of ten years from date of purchase.


                              ETS PRODUCT WARRANTY

(i)      Hardware Warranty

ETS shall warrant its New Products to be free from defects caused by faulty materials or poor workmanship and to conform to specifications furnished or approved by ETS for a period of (1) one year from date of shipment to representative or customer. During the warranty period, ETS shall have sole discretion in the manner in which correction of reported product errors or. failures are made. If ETS deems it appropriate, it may replace defective-products or make a refund of the payment for any Products that are returned by representative. The warranty period shall begin when system is installed and successfully completing the system diagnostic program.

(ii)     Software Warranty

ETS warrants the Software and Updates to conform to documents furnished or approved by ETS for (1) one year from date of shipment to representative. ETS liability under this warranty is limited to correcting the errors, replacing or making refund payment at its option for any Software or Updates that are returned by representative.

(iii) ETS agrees to indemnify and hold harmless representative and its customers against all damages and costs, including reasonable legal fees, which may be assessed against representative

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or its customers in any claim by third parties alleging unlawful acts or omissions to act where the alleged liability of representative or its customers arises by reason of the use or sale of any item manufactured by ETS and delivered to representative or its customers, provided that representative or its customers give ETS written notice of all such claims or actions within thirty (30) days of receipt of notice of said claim. In the event either the representative or its customer seeks ETS' indemnification of such damages, either party must allow ETS the opportunity to elect to take over, settle, or defend the same through consul of its own choice and under its sole discretion and at its own expense, and will make available to ETS all defenses against such claims, known or available to representative or its customers.

(iv) The foregoing warranties are in lieu of all other warranties, expressed or implied, including any and all warranties of merchantability and fitness for a particular use. In no event shall ETS be liable for special or consequential damages.


                         REPRESENTATIVE RESPONSIBILITIES

(i) Representative will be responsible for identifying customers/prospects, making product presentations (with or without ETS assistance as deemed appropriate), providing contact between ETS and the customer/prospect in a timely manner, all at representatives' own expense. The representative will make available a trained staff to meet these responsibilities (number of staff shall be agreed to by both parties in writing), but must include a person trained in performing equipment diagnostics, field service (at board replacement level) and system setup/installation. ETS agrees to provide technical training to representative staff at ETS-Mundelein. The cost of travel for representative personnel will be the responsibility of representative. The cost of providing the facilities and staff for the representative for said training will be the responsibility of ETS.

(ii) Representative must make the service of product support available to all customers within its region both during the warranty period and after warranty. After warranty support services shall be made available to customers at a charge deemed reasonable by both parties in writing. In an effort to provide such services, Representative must have a minimum staff capable of supporting said function. (number of staff shall be agreed to by both parties in writing). ETS agrees to provide technical training to representative staff at ETS-Mundelein. The cost of travel for representative personnel will be the responsibility of representative. The cost of providing the facilities and staff for the representative for said training will be the responsibility of ETS.

         (ii) (a) If Representative requires the assistance of Eagle personnel to install or service systems at the customer site, Representative will cover all transportation, lodging and meals for these personnel. This action shall be deemed mandatory if any problem remains unresolved for 3 consecutive working days.

(iii) Representative will use its best efforts to promote marketing of the Products, and will not promote, market, or sell any competing product. In the event that Representative seeks to engage in a relationship with a company within the automatic test industry, and hence competitive with ETS products, Representative shall make ETS aware of such opportunity and afford FTS the opportunity to terminate this agreement.


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(iv) Representative agrees to maintain all necessary registrations with any and all governmental agencies, commercial registries, and other offices as may be required under local law so as to properly conduct commercial business in the area.

(v) Representative agrees to maintain a minimum inventory of spare parts for Products within Representatives geographic service region. Representative must have an inventory quantity that is sufficient to meet the demands of its customers (quantity shall be recommended by ETS at time of sale of equipment). This inventory of spare parts is for the exclusive purpose of supporting customers during the warranty period and may not be sold or made available for sale by Representative for a period of six months after Representative's receipt of said spares. Representative may purchase these spare parts at a [OMITTED MATERIAL] discount from then current published prices.

Representative will maintain records of its inventory of spare parts on hand with corresponding serial numbers and provide reports of the same to ETS on a quarterly basis, or within 10 days of ETS' written request.

(vi) Representative must abide by ETS the software license agreement for all ETS Software products. In addition, Representative must abide by all corresponding software license agreements of all Third Party Software provided by ETS to Representative.

(vii) Representative will obtain a signed copy of the ETS Software License agreement (in English language) from the customer prior to delivery of the Software or Updates to its customers.

(viii) Representative must sign the ETS-provided confidential agreement/non-disclosure agreement (NDA) prior to or along with the execution of this agreement. Said NDA shall be applicable to all information disclosed and designated as confidential by ETS.

All written forms of confidential information shall be marked "Confidential." All other information shall be designated as such, in writing, within thirty
(30) days of disclosure of said information.


                             MUTUAL RESPONSIBILITIES

(i) ETS agrees to participate in direct customer, sales. and training seminars in the geographic area and/or the USA. The cost of visits either by ETS to representative or representative to ETS will be the responsibility of the traveling party unless otherwise agreed to in writing prior-to the trip.

(ii) ETS agrees to provide technical training to representative staff at ETS Mundelein. The cost of travel for representative personnel will be the responsibility of representative. The cost of providing the facilities and staff for the representative for said training will be the responsibility of ETS.



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        REPRESENTATIVE'S COMMISSION AND PAYMENT TERMS OF SAID COMMISSION

     FOR SALES ORDERS PLACED DIRECTLY BY CUSTOMER IN REPRESENTATIVE'S REGION
               AND DELIVERED DIRECTLY INTO REPRESENTATIVE'S REGION

a) Except for the "Non-Commissionable Items" specified below, representative shall be entitled to receive a sale commission of [OMITTED MATERIAL]% of the net order for all orders placed by customers within representative's region and shipped directly by ETS into the representative's region.

Non-commissionable items:
Custom Engineered Products (both Hardware and Software), Applications Engineering Services, and any freight, taxes, C.O.D. charges, or duty are excluded from commission.

b) ETS will pay Representative a Service Support Commission equal to [OMITTED MATERIAL]% of commissionable items for systems/products covered in paragraph "a" above in exchange for Representative providing required support services to customers during all products' original warranty period.

            FOR SERVICE SUPPORT FOR SALES ORDERS RECEIVED BY ETS FROM CUSTOMERS LOCATED OUTSIDE OF REPRESENTATIVE'S REGION, BUT
             SHIPPED DIRECTLY FROM ETS INTO REPRESENTATIVE'S REGION

a) If a system is purchased from ETS by a customer location in a region outside of Representative's region, but is directly shipped into the Representative's region from ETS factory, ETS will pay Representative an "Outside Region" sales commission of [OMITTED MATERIAL]% of commissionable items of the net order (less other commission paid to other parties who received commission for order placement) for systems/products covered in paragraph "a" of Section above entitled FOR SALES ORDERS PLACED DIRECTLY BY CUSTOMER IN REPRESENTATIVE'S REGION AND DELIVERED DIRECTLY INTO REPRESENTATIVE'S REGION.

b) If a system is purchased from ETS by a customer location in a region outside of Representative's region, but is directly shipped into the Representative's region from ETS factory, the Representative shall become responsible for the provision of product service support to the customer under ETS standard warranty (1 year). In exchange for the provision of this service by representative, ETS will make payable to Representative a commission of [OMITTED MATERIAL]% of the net order (less other commissions paid to other parties who received commission for order placement). Under no circumstances is any sales commission due Representative for equipment ordered by and delivered to another territory.

            FOR SERVICE SUPPORT FOR PRODUCTS TRANSFERRED BY CUSTOMER
                 FROM REGION OUTSIDE OF REPRESENTATIVE'S REGION
           INTO REPRESENTATIVE'S REGION-(TRANSFER SERVICE COMMISSION)

If ETS systems are shipped by customers (or other third parties) into Representative's region, ETS may, at its discretion, choose to have Representative provide service for the remainder of the warranty. In exchange for the provision of service for these products, Representative shall be paid a transfer service commission of up to [OMITTED MATERIAL]% of the original sale price paid by customer, pro-rated accordingly for the remaining portion of the term of the warranty.




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                            PAYMENT TO REPRESENTATIVE

All commissions due to Representative shall be made payable to representative within 30 Days of ETS' receipt of final order payment from the customer. Should ETS have to refund or credit any payment, the Representative's commission will be adjusted accordingly, or it already paid to Representative, returned to ETS within 30 days of ETS providing written notice of said refund.


                                 ORDER PLACEMENT

ALL ORDERS are considered valid when accepted by ETS, in writing.

All product shipment will be EX-WORKS Manufacturer's factory in Mundelein, IL. ETS shall retain title to all Software and Updates at anytime.

Customer shall be responsible for any and all duties, customs, and taxes imposed by the Applicable Government (exclusive of U.S.A.) or any municipality, county, or prefecture thereof.


                  GUIDELINES FOR GENERAL PAYMENT TERMS TO EAGLE

(i) WELL KNOWN AND COMMERCIALLY RECOGNIZED GLOBAL CUSTOMERS OF GOOD CREDIT STANDING (CREDIT STANDING SHALL BE DETERMINED AT ETS' SOLE DISCRETION ON AN ORDER BY ORDER BASIS)

Payment shall be made in a manner that guarantees ETS receives a minimum payment of 80% of total order value net 30 days after the time ETS makes order available to customers' designated carrier for shipment. The balance of the order can be determined by linkage to a set of mutually agreeable and measurable acceptance criteria.

(ii) LESSER-KNOWN COMPANIES OF LOCAL ORIGIN WITH UNKNOWN CREDIT STANDING(CREDIT STANDING SHALL BE DETERMINED AT ETS' SOLE DISCRETION ON AN ORDER BY ORDER BASIS)

Payment shall be made in a manner that guarantees ETS receives a minimum payment of 80% of total order value at the time order is made available to customers' designated carrier for shipment. This can be arranged through a secured letter of credit or other proper customary methodology: The balance of the order can be determined by linkage to a set of mutually agreeable and measurable acceptance criteria.


                                 GENERAL ISSUES

                                   ADVERTISING

ETS shall supply free of charge, reasonable quantities of catalogs, brochures, and the like.


                              PURCHASING DISCOUNTS

ETS will allow the representative to purchase one demonstration system per ear at an additional discount of [OMITTED MATERIAL] on SYSTEMS [not including Custom Engineered Products of Hardware and

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Software), Applications Engineering Services] Demonstration equipment must remain on representative PREMISES for a period of six months after delivery.


                             RELATIONSHIP OF PARTIES

The relationship between ETS and representative is that of seller and independent agent of seller, respectively. Unless authorized by the other party in writing, neither party shall have the right to assume or create responsibility, expressed or implied, on behalf of the other party, nor bind the other party in any manner whatsoever. Neither party shall accept payment on behalf of the other. Representative shall not engage in activities that might cause ETS to be deemed to be doing business in the territory for any purpose.


                                  RESTRICTIONS

Representative shall refrain from doing any of the following without ETS written consent:

1) Removing, altering, defacing any ETS label, legend, tag, serial number, notice, trademark, patent number from any ETS product, container, or package.

2) Using or selling any ETS intellectual property, trademark, or trade name, except to the extent necessary to effect representatives obligations to promote or sell Product in the area.

3) Affixing any representatives own identifying marks, symbols, trademarks, or legends to any product of ETS, or any action which may be detrimental to ETS Proprietary interests in identifying marks, symbols, trademarks, or legends or other intellectual property rights.

4) Disclosing to any third party proprietary information relating to ETS products which representative gained as a result of this relationship with ETS.

5) Engaging in any trade practice that would injure the reputation of ETS or its products.

6) Promoting or selling any products which Eagle deems directly competitive with ETS products. (Therefore, Representative must obtain written consent to engage or remain engaged in a representative relationship with a manufacturer within the automatic test equipment industry.)

7) Making any warranties on behalf of ETS that exceed those of ETS as part of the sale of Product to Representative's Customer.


                                   TERMINATION

a) This agreement may be terminated upon sixty (60) days written notice by either party during the first year of this agreement, or upon ninety (90) days written notice in subsequent years. In any case, a reason justifying termination need not be given.

b) This agreement shall be considered terminated on the date of a breach of any provision of this agreement, regardless of whether non breaching party has received notice of Paid breach.

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Upon the non-breaching parties' receipt of notice of material breach, non-breaching party may reinstate this agreement at its sole discretion. However, reinstatement must be made by the non-breaching party in writing, and subsequently approved in writing by breaching party. If non-breaching party does not receive notice of breach, breaching party shall not be entitled to enforce any provisions of this agreement. Therefore, all payments and/or benefits of this agreement received by breaching party as of the date of actual breach shall be refunded to non-breaching party. Such refund shall be made to non-breaching party within thirty (30) days after notification of said breach is made by non-breaching party to breaching party.

c) Upon termination of this agreement, it shall be understood that the representative no longer has the right to act on behalf of ETS. However, representative may continue selling any items remaining in its inventory.

d) In the event either party becomes insolvent, bankrupt, or court proceedings are initiated relating to such parties' financial instability, this agreement shall terminates automatically upon such date.

e) Upon termination of this agreement, representative shall return to ETS all Software, Updates, and Documentation, and all copies thereof that are in representative's possession at time of termination, save one copy of each to the extent that it is required for customer service provided by representative after termination.

f) Neither ETS nor representative shall, by reason of the termination, be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments made in connection with this agreement Notwithstanding the foregoing, nothing contained in this paragraph shall be deemed to limit or otherwise restrict either party's right to recover damages for the other parties' breach of any provisions of this agreement.

g) If termination action is originated by ETS, ETS will allow representative to return spare parts or demonstration equipment and receive a refund of monies paid according to the following plan (assuming parts deemed in good, working condition):



                               [OMITTED MATERIAL]
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                                   ASSIGNMENT

Neither party may assign or otherwise transfer any right, title, interest or obligation of this agreement without the express written consent of the other. In the event of an assignment, the benefits of this agreement shall transfer to such assignees, transferees, or other successors, in a manner consistent with the provisions of this agreement.


                                  FORCE MAJEURE

Neither party shall be liable for any breach of this agreement occasioned by an act of God, labor dispute, unavailable transportation, goods or services, governmental restrictions, war or other hostilities, or cause beyond the control of such party. In the event of delay attributable to such causes, the period for performance of the obligation shall be extended for a period equal to the delay.


                                     NOTICES

                                  VALID NOTICE

Notice shall be deemed effectively given only when said notice is delivered personally to an officer of the other party or sent by FAX and confirmed by registered mail that is addressed to an officer of the other party. The following addresses are the only addresses deemed appropriate for the receipt of said notice:

On behalf of Eagle Test Systems, Inc
Eagle Test Systems, Inc.
620 S. Butterfield Rd.
Mundelein, IL 60060 U.S.A.

On behalf of Representative:
Cogent International Inc.
115 Broadway 15th FL
New York, NY  10006


                                    CONFLICTS

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois and U.S. Copyright and Patent laws. Therefore, the Illinois State Courts (or, if there is exclusive federal jurisdiction, the United States District Court for the District of Illinois) shall have exclusive jurisdiction and venue over any dispute arising out of this Agreement, and Representative hereby consents to the jurisdiction of such courts.




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                                     WAIVER

Any waiver by ETS of any breach of this agreement shall not be deemed to be a continuing waiver or a waiver of any other default, but shall apply solely to the instance to which the waiver is directed.



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                                ENTIRE AGREEMENT

Representative acknowledges this agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements of the parties, whether written or verbal. Any amendment to this agreement must be authorized in writing by qualified officers of both parties.



By:  /s/ William Huo                              By:  /s/ Len Foxman
    --------------------------------------           ----------------
William Huo (Print name)                          Len Foxman

President (Title)                                 President
----------                                        ---------
Cogent International Inc.                         Eagle Test Systems, Inc.



DATE:  7/31/01                                    DATE:  8/1/01
     ---------                                         --------